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Exhibit 10.109

Summary of Discretionary Bonus Program

        The Named Executive Officers participate in the Company's Discretionary Bonus Program. Under the discretionary bonus program, each named executive officer is given key performance metrics and key results area (or KRA's), such as the performance of the particular officer or the accomplishment of specific objectives by such officer and may include such other objective factors as the Company's profitability, revenue, cash flow, customer generation, market share and industry position. If the named executive officer achieves his KRA's he is eligible to receive a bonus. No bonuses under the Discretionary Bonus Program are paid unless the Company achieves certain financial objectives. Discretionary Bonuses, if any, are paid after the Audit Committee receives the audited financial statements, are distributed within two and one-half months of the close of the Company's fiscal year and are subject to certain clawback provisions. The existence of the Discretionary Bonus Program does not entitle any of participants to receive any bonus under the Discretionary Bonus Program. The Discretionary Bonus Program may be terminated or amended in whole or in part at any time by the Board of Directors or the Compensation Committee of the Board of Directors in its sole and absolute discretion.

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  Exhibit 10.109